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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Thorn Apple Valley, Inc., on Form S-8 of our report dated July 20, 1994 on our audits of the consolidated financial statements and financial statement schedules of Thorn Apple Valley, Inc. and Subsidiaries as of May 27, 1994 and May 28, 1993, and for each of the three years in the period ended May 27, 1994, which report is included in the Annual Report on Form 10-K of Thorn Apple Valley, Inc.





/s/ Coopers & Lybrand L.L.P.


Detroit, Michigan
April 5, 1995